PROSPECTUS	Filed Pursuant to Rule 424(b)(4)
Registration No. 333-286953

FOXO Technologies Inc.

Up to 4,000,000 Shares of Class A Common Stock Issuable Upon Conversions of Series A Cumulative Convertible Redeemable Preferred Stock

This prospectus relates to the offer and resale of up to an aggregate of 4,000,000 shares (the “Conversion Shares”), of Class A Common Stock, par value $0.0001 per share (“Common Stock”) of FOXO Technologies Inc., a Delaware corporation (the “FOXO,” “Company”, “we”, “us” or “our”) issuable upon the conversions of an aggregate of 10,632 shares of the Company’s Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”). 1,232 of the shares of Series A Preferred Stock were issued to Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility”) pursuant to a conversion notice submitted to the Company by Sabby Volatility of the right to exchange a Senior Promissory Note in the principal amount of $1,120,000 issued to Sabby Volatility on December 6, 2024 for shares of Series A Preferred Stock. 3,949.59 of the shares of Series A Preferred Stock were acquired by Sabby Volatility from Rennova Health, Inc., a Delaware corporation (“RHI”) in a share exchange. 650 of the shares of Series A Preferred Stock were issued to Sabby Volatility pursuant to Securities Purchase Agreements between the Company and Sabby Volatility each dated April 4, 2025 and April 15, 2025, respectively (the “Purchase Agreements”). 4,800.41 of the shares of Series A Preferred Stock were acquired by Sabby Healthcare Master Fund, Ltd. (“Sabby Healthcare”) from RHI in a share exchange. Certain holders of the shares of Series A Preferred Stock, including Sabby Volatility, are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.” We are registering the resale of the Conversion Shares as set forth in this prospectus to satisfy our obligations under the Purchase Agreements and the accompanying registration rights agreement dated as of April 4, 2025 (the “Registration Rights Agreement”) between the Company and Sabby Volatility. For additional information regarding the issuance of the shares of Series A Preferred Stock to the Selling Stockholders, see “Senior Notes Transaction,” “Series A Preferred Private Offering Transaction,” and “The Rennova Health Exchange Transaction” beginning on page 7.

This prospectus also covers any additional shares of Common Stock that may become issuable upon any adjustment pursuant to the terms of the Series A Preferred Stock issued to the Selling Stockholders by reason of stock splits, stock dividends, and other events described therein.

The Conversion Shares will be resold from time to time by the Selling Stockholders listed in the section titled “Selling Stockholders” beginning on page 8.

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Conversion Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Conversion Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its Conversion Shares in the section titled “Plan of Distribution” on page 15.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of each Selling Stockholder. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock.

Sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholders and/or by our other existing security holders, or the perception that those sales might occur, could depress the market price of the Common Stock and Public Warrants (as defined below) and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of the Common Stock and Public Warrants. See “Risk Factors – Risks Related to this Offering by the Selling Stockholders – Sales of a substantial number of our securities in the public market by the Selling Stockholders and/or by our other existing stockholders could cause the price of the Class A Common Stock and Public Warrants to fall.”

Our registration of the securities covered by this prospectus does not mean that any Selling Stockholder will issue, offer or sell, as applicable, any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways, at varying prices and for varying gains. We provide more information about how the Selling Stockholders may sell the securities in the section entitled “Plan of Distribution.”

We do not have sufficient capital to fund our operations. Additionally, our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements. We have taken various actions to bolster our cash position, including raising funds through various private debt and equity offerings, conserving cash by issuing the certain payment shares and rights to certain stockholders in satisfaction of outstanding amounts payable by us to them, and reducing our employee headcount. Based on our current operating plan, our cash position as of December 31, 2024, and after taking into account the actions described above, we expect to be able to fund our operations through December 2025. We will need additional financing or other increase in our cash and cash equivalents balance to enable us to fund our operations beyond December 31, 2025.

We have recently acquired Myrtle Recovery Centers, Inc., a Tennessee corporation (“Myrtle”), the operator of a 30-bed behavioral health facility in East Tennessee, as a synergistic opportunity to expand our operations into the healthcare sector and as a complement to our epigenetics division as well as Rennova Community Health, Inc., a Florida corporation (“RCHI”), the owner of Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center) (“SCCH”), a critical access hospital in Tennessee.

Our Common Stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “FOXO.” Our Public Warrants are quoted on the OTC Pink Marketplace under the symbol “FOXOW.” On April 30, 2025, the last reported sales price of the Common Stock was $0.8180 per share and the last reported sales price of the Public Warrants was $0.0110 per Public Warrant.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting standards. As such, we have elected to comply with certain reduced public company reporting requirements for this and future filings.

Through the voting rights of our Series A Preferred Stock and a Voting and Proxy Agreement, RHI (which is controlled by our Chief Executive Officer, Seamus Lagan) currently controls a majority of the voting power of our Company. For so long as the majority of Series A Preferred Stock remains outstanding, it is expected that RHI will hold a majority of our outstanding voting power and it will control the outcome of matters submitted to a stockholder vote, including the appointment of all directors of the Company. For more information, see the risk factors titled “Our stockholders have limited voting power compared to the holders of our Series A Preferred Stock and RHI controls a majority of the voting power of the Company.,” “Our management controls all corporate activities and can approve all transactions, including mergers, without the approval of other stockholders.,” and “The ability of our management to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.” in the “Risk Factors - Risks Related to Our Business and Industry” section included in our Annual Report on 10-K for the year ended December 31, 2024.

You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2025

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and therein, contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus and the documents incorporated by reference herein and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions. The forward-looking events discussed in this prospectus and other statements made from time to time by us or our representatives might not occur.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information contained in this prospectus, including the information contained under the heading “Risk Factors” beginning on page 6 of this prospectus and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Overview

We are a healthcare services and technology company operating in two reportable business segments: (i) Healthcare; and (ii) Labs and Life. These segments further operate in three synergistic divisions, a rural hospital division, a mental and behavioral health division, which together make up our Healthcare segment and an epigenetics diagnostics and interpretation division, which makes up our Labs and Life segment. Our rural hospital division and our epigenetics diagnostics and interpretation division operate through wholly owned subsidiaries, and our behavioral health division operates through a majority-owned subsidiary. The Company and its subsidiaries operate the businesses described in and incorporated by reference into this prospectus.

Previously, Labs and Life were treated as separate segments; however, with the acquisition of Myrtle in June 2024, which is more fully discussed below, the Company’s operational focus shifted such that it was appropriate to combine our Labs and Life segments during the second quarter of 2024 and to operate Myrtle in the newly formed Healthcare segment. Our Healthcare segment also includes RCHI, and its wholly owned subsidiary, SCCH which were acquired on September 10, 2024, as more fully discussed below.

Our Business Operations

FOXO Technologies Inc., (the “FOXO,” “Company”, “we”, “us” or “our”) formerly known as Delwinds Insurance Acquisition Corp., a Delaware corporation, was originally formed in April 2020 as a publicly traded special purpose company for the purpose of effecting a merger, capital stock exchange, asset acquisition, reorganization, or similar business combination involving one or more businesses. FOXO is commercializing epigenetic biomarker technology to support groundbreaking scientific research and disruptive next-generation business initiatives. The Company applies automated machine learning and AI technologies to discover epigenetic biomarkers of human health, wellness and aging and, with the acquisitions of Myrtle Recovery Centers, Inc. (“Myrtle”), effective on June 14, 2024, and Rennova Community Health, Inc. (“RCHI”), and its wholly owned subsidiary, Scott County Community Health, Inc. (“SCCH”), on September 10, 2024, the Company offers behavioral health services, including substance use disorder treatment, and it operates a critical access designated hospital in Oneida, Tennessee. The Company and its subsidiaries operate the businesses described in and incorporated by reference into this prospectus.

Segments

The Company manages and classifies its business into two reportable business segments: (i) Healthcare; and (ii) Labs and Life. Previously, Labs and Life were treated as separate segments; however, with the acquisition of Myrtle in June 2024, the Company’s operational focus shifted such that it was appropriate to combine its Labs and Life segments during the second quarter of 2024 and to operate Myrtle, RCHI and SCCH under the Company’s recently formed Healthcare segment. SCCH is doing business as Big South Fork Medical Center (“BSF”).

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(i)	Healthcare

Our healthcare segment began with the acquisition of Myrtle on June 14, 2024 and includes RCHI, which was acquired on September 10, 2024. Each of these businesses are more fully described herein. Myrtle offers behavioral health services, primarily substance use disorder treatments and services that are provided on either an inpatient, residential basis or an outpatient basis. RCHI’s hospital, BSF, has 25 inpatient beds, and a 24/7 emergency department and provides ancillary services, including laboratory, radiology, respiratory and pharmacy services. BSF is designated as a Critical Access Hospital (rural) hospital.

(ii)	Labs and Life

Our Labs and Life segment is commercializing proprietary epigenetic biomarker. Our innovative biomarker technology enables the adoption of new saliva-based health and wellness biomarker solutions. Our research demonstrates that epigenetic biomarkers, collected from saliva, provide measures of individual health and wellness for the factors traditionally obtained through blood and urine specimens. On February 3, 2023, we sold FOXO Life Insurance Company, as is more fully described herein.

Current Business Strategy

Rennova Community Health, Inc.

BSF is an East Tennessee based Critical Access designated (CAH) 25-bed hospital licensed by the state of Tennessee, offering quality healthcare services for Oneida, Tennessee and the surrounding areas.

The hospital first opened in late 1955 and was known as Scott County Community Hospital. The hospital has been operated by RCHI since August 2017.

We plan to grow this division by acquisition and investment in new operations in targeted areas.

Myrtle Recovery Centers, Inc.

Myrtle was formed in the second quarter of 2022 to pursue opportunities in the behavioral health sector, including substance use disorder treatment, initially in rural markets. Services are provided on either an inpatient, residential basis or an outpatient basis.

Myrtle was granted a license by the Department of Mental Health and Substance Abuse Services of Tennessee to operate an alcohol and drug treatment facility in Oneida, Tennessee. The facility, which is located at BSF’s campus, commenced operations and began accepting patients on August 14, 2023. The facility offers alcohol and drug residential detoxification and residential rehabilitation treatment services for up to 30 patients. On November 1, 2023, Myrtle began accepting patients at its Nonresidential OBOT. The OBOT is located adjacent to Myrtle’s alcohol and drug treatment facility in Oneida, Tennessee and complements the existing residential rehabilitation and detoxification services offered at Myrtle.

We plan to expand the Myrtle business model by acquiring additional operating facilities and by replicating the model in other rural hospital properties or suitable premises.

FOXO Labs

Our epigenetics subsidiary has been serving as a pioneer in the development and integration of epigenetic biomarkers into state-of-the-art underwriting protocols and consumer engagement tools. We are using next-generation technology to transform human health and longevity.

Epigenetic technology has been proven to provide health, lifestyle, and longevity insights that have never before been accessible to humans—from just a single saliva sample. Using saliva-based epigenetic biomarkers, we are eliminating the need for invasive collection, allowing us to provide scientists with advanced epigenetic testing services and bioinformatic tools that support groundbreaking research.

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We believe there is growing demand for direct-to-consumer wellness testing and epigenetic data analysis tools and are concentrating efforts on: (1) our Bioinformatics Services offering, a suite of bioinformatic tools to help researchers process, analyze, and interpret epigenetic data); and (2) research and development in the fields of health and wellness testing powered by machine learning and artificial intelligence (including a potential AI platform for the delivery of health and well-being data-driven insights to individuals, healthcare professionals and third-party service providers). To further these goals, we intend to leverage the extensive epigenetic data we have generated in our clinical trials and the expertise of our team and continue building strategic alliances with new partners in academia, business, healthcare and government. We also intend to frequently evaluate and develop commercialization opportunities for our product and service offerings and our research findings.

We have reduced our headcount and expenses and identified non-core business assets including dormant software (certain applications, modules, APIs, user interfaces and backend services) which, if sold, could result in a reduction in our outstanding liabilities.

The USPTO has issued Notices of Allowance to us for two patents for the use of machine learning techniques to enable the commercialization of epigenetic biomarkers. We believe that these patents will enhance management’s ability to protect a future health and well-being AI platform, as discussed above, to the extent that we develop one.

Corporate Information

On June 14, 2024, we acquired Myrtle, and, on September 17, 2024, we acquired RCHI, and its wholly owned subsidiary, SCCH.

We maintain three material. wholly owned operating subsidiaries: FOXO Labs Inc. (“FOXO Labs”), formerly named Life Epigenetics Inc., Myrtle, and RCHI.

FOXO Labs is the operating entity for our epigenetics platform designed to provide saliva-based molecular health and wellness engagement services. FOXO Labs maintains a wholly-owned subsidiary, Scientific Testing Partners, LLC, to conduct its research.

Myrtle operates a 30-bed addiction substance use disorder treatment facility in Oneida, Tennessee. The facility offers medication-assisted treatment, detox services, and inpatient residential treatment. It plans to duplicate its model in other locations. FOXO acquired Myrtle as a synergistic opportunity to expand its operations into the healthcare sector and as a complement to its business of epigenetic biomarkers of human health, wellness and aging.

SCCH (operating as Big South Fork Medical Center), in Oneida, Tennessee, consists of a 52,000-square foot hospital building and 6,300-square foot professional building on approximately 4.3 acres. BSF has 25 inpatient beds and a 24/7 emergency department that provides ancillary services, including laboratory, radiology, respiratory and pharmacy services. The hospital became operational on August 8, 2017 and it became designated as a critical access hospital (rural) in December 2021, retroactive to June 30, 2021.

RCHI is the owner of Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access hospital in Tennessee.

Reverse Stock Split

On April 17, 2025, the Company’s board of directors (pursuant to a previously-obtained shareholder approval) approved an amendment to its Second Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”), to implement a 1-for-10 reverse stock split, such that every 10 shares of Common Stock will be combined into one issued and outstanding share of Common Stock, with no change in the $0.0001 par value per share.

The reverse stock split was effective at 4:01 p.m., Eastern Time, on April 28, 2025. All share amounts herein have been adjusted to reflect the reverse stock split.

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CONSOLIDATED STATEMENTS OF OPERATIONS DATA

The following Consolidated Statements of Operations Data is presented to reflect the effects of the reverse stock split on the Company’s net loss per share of Class A Common Stock and the weighted average number of shares of Class A Common Stock outstanding as if the reverse stock split had occurred at the beginning of each period presented:

	Year Ended December 31,
	2024	2023

Net revenues	$4,051,601	$145,291
Net loss attributable to FOXO	(12,406,389)	(26,450,536)
Deemed dividends related to preferred stock, the extension of and triggers of down round provisions of Assumed Warrants and the Exchange Offer	(1,073,993)	(3,378,834)
Net loss to common stockholders	(13,480,382)	(29,829,370)
Preferred stock dividends – undeclared	(81,326)	-
Net loss to common stockholders, net of preferred stock dividends – undeclared	$(13,561,708)	$(29,829,370)
Net loss per share of Class A Common Stock, basic and diluted	$(9.30)	$(70.80)

Weighted average number of shares of Class A Common Stock, basic and diluted	1,461,205	421,599

The following presents the unaudited pro-forma combined results of operations of the Company, Myrtle and RCHI as if the acquisitions of Myrtle and RCHI occurred on January 1, 2023 and reflect the effects of the reverse stock split on the Company’s pro-forma net loss per share of Class A Common Stock and pro-forma weighted average number of shares of Class A Common Stock outstanding as if the reverse stock split had occurred at the beginning of each period presented:

	Year Ended
	December 31,
	2024	2023
Net revenues	$12,061,242	$18,666,676

Net loss, attributable to FOXO	$(14,643,377)	$(21,215,341)
Deemed dividends	(1,073,993)	(3,378,834)
Net loss to common stockholders	(15,717,370)	(24,594,175)
Preferred stock dividends - undeclared	(1,050,000)	(1,050,000)
Net loss to common stockholders, net of preferred stock dividends - undeclared	$(16,767,370)	$(25,644,175)

Net loss per share:
Basic and diluted net loss available to Class A Common Stock per share	$(11.10)	$(48.90)
Basic and diluted weighted average number of shares of Class A Common Stock	1,516,582	523,962

The Consolidated Statements of Operations Data and the unaudited pro-forma combined results of operations presented above should be read in conjunction with the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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THE OFFERING

This prospectus relates to the offer and resale by the Selling Stockholders of up to 4,000,000 Conversion Shares issuable upon the conversions of shares of Series A Preferred Stock held by the Selling Stockholders. All of the Conversion Shares, if and when sold, will be sold by the Selling Stockholders.

Issuer	FOXO Technologies Inc.

Class A Common Stock Offered by the Selling Stockholders	Up to 4,000,000 shares of Class A Common Stock to be issued to the Selling Stockholders upon the conversions of shares of Series A Preferred Stock.

Sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholders and/or by our other existing security holders, or the perception that those sales might occur, could depress the market price of the Common Stock and Public Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of the Common Stock and Public Warrants. See “Risk Factors – Risks Related to this Offering by the Selling Stockholders – Sales of a substantial number of our securities in the public market by the Selling Stockholders and/or by our other existing stockholders could cause the price of the Class A Common Stock and Public Warrants to fall.”

Class A Common Stock Outstanding Before the Offering	3,930,024 shares (as of April 30, 2025).

Class A Common Stock Outstanding After the Offering	7,930,024 shares (assuming all Conversion Shares offered hereby).

Use of Proceeds	We will not receive any of the proceeds from the resales of the shares of Common Stock by the Selling Stockholders.

Market for Our Shares of Class A Common Stock and Public Warrants	The Common Stock is listed on the NYSE American under the symbol “FOXO.” The Public Warrants are quoted on the OTC Pink Marketplace under the symbol “FOXOW.”

Risk Factors	See “Risk Factors” beginning on page 6 of this prospectus, as well as other information included and incorporated by reference in this prospectus, for a discussion of factors you should read and consider carefully before investing in our Common Stock.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus, you should carefully consider the risks described below and in the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC, any amendment or updates thereto reflected in subsequent filings with the SEC, and in other reports we file with the SEC that are incorporated by reference herein, before making an investment decision. The following risks are presented as of the date of this prospectus and we expect that these will be updated from time to time in our periodic and current reports filed with the SEC, which will be incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities.

The risks and uncertainties described therein and below could materially adversely affect our business, operating results and financial condition, as well as cause the value of our securities to decline. You may lose all or part of your investment as a result. You should also refer to the other information contained in this prospectus, or incorporated by reference, including our financial statements and the notes to those statements, and the information set forth under the caption “Cautionary Statements Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements. The risks described below and contained in our Annual Report on Form 10-K and in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related to this Offering by the Selling Stockholders

Potential sales of Common Stock by the Selling Stockholders below the current market price could adversely affect the market price of the Common Stock.

The Selling Stockholders may choose to sell the Conversion Shares at prices below the current market price. The Selling Stockholders are not restricted as to the prices at which they may sell or otherwise dispose of the Conversion Shares covered by this prospectus. Sales or other dispositions of the Conversion Shares below the then-current market prices could adversely affect the market price of our Common Stock.

A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Conversion Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). As a result, a substantial number of shares of Common Stock may be sold in the public market. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell Common Stock.

The sales of a substantial number of our securities in the public market by the Selling Stockholders and/or by our other existing stockholders could cause the price of our Common Stock and Public Warrants to fall which could impair our ability to raise capital through the sale of additional equity securities

The Selling Stockholders can sell, under this prospectus, up to 4,000,000 shares of Class A Common Stock (representing approximately 50% of the shares of Class A Common Stock outstanding as of April 30, 2025 assuming conversions of all Conversion Shares). Sales of a substantial number of our shares of Class A Common Stock in the public market by the Selling Stockholders and/or by our other existing stockholders, as applicable, or the perception that those sales might occur, could depress the market price of the Common Stock or Public Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of Common Stock or Public Warrants.

Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Conversion Shares by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

We cannot predict when or if the shares of Series A Preferred Stock will be converted into Common Stock. See “Plan of Distribution” elsewhere in this prospectus for more information.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Stockholders under this prospectus. The prices at which the shares covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of Common Stock, by negotiations between the Selling Stockholders and buyers of the Common Stock in private transactions or as otherwise described in the “Plan of Distribution.”

THE SENIOR NOTES TRANSACTION

On June 12, 2024, we entered into a Securities Purchase Agreement (the “SPA”) with Sabby Volatility pursuant to which we agreed to issue to Sabby Volatility and subsequent purchasers who would also be parties to the SPA, Senior Notes in the aggregate principal amount of up to $2.8 million (each a “Senior Note” or, together, the “Senior Notes”).

The closings of the SPA (each a “Closing,” or, together, the “Closings”) are as follows:

●	On June 14, 2024 (the “Initial Closing Date”), Sabby Volatility purchased $840,000 in principal amount of the Senior Notes and we received cash proceeds of $750,000. In addition, as required per the terms of the SPA, we issued to Sabby Volatility on July 17, 2024 an aggregate of 110,876 shares of our Common Stock representing 9.99% of the outstanding shares of our Class A Common Stock on the Initial Closing Date. The principal amount of the Senior Note was the subscription amount multiplied by 1.12 which represented a 12% (or $90,000) original issuance discount. The Senior Note did not accrue any interest except for in the event of an Event of Default (as defined in the Senior Note) upon which it would accrue interest at 18% per annum. On December 6, 2024, the Senior Note was exchanged for 924 shares of our Series A Preferred Stock with a stated value of $924,000. On various dates during December 2024, the Purchaser converted the 924 shares of Series A Preferred Stock into 357,331 shares of our Class A Common Stock.

●	Upon the filing of a preliminary proxy statement or information statement with the SEC relating to the approval by our stockholders of the agreement by the Company to acquire the shares of common stock of RCHI from RHI, and all transactions contemplated therein, Sabby Volatility agreed to purchase an aggregate of $280,000 in principal amount of our Senior Notes. Accordingly, on August 1, 2024, we issued a Senior Note in the principal amount of $280,000 to Sabby Volatility and we received cash proceeds of $250,000. The principal amount of the Senior Note was the subscription amount multiplied by 1.12 which represented a 12% (or $30,000) original issuance discount. On December 6, 2024, the Senior Note was exchanged for 308 shares of our Series A Preferred Stock with a stated value of $308,000. During February 2025, we issued 146,015 shares of our Common Stock to Sabby Volatility upon conversions of 308 shares of its Series A Preferred Stock.

●	Upon the closing of the purchase of RCHI, Sabby Volatility agreed to purchase up to an aggregate of $1,120,000 in principal amount of the Senior Notes. Under the terms of the SPA, as discussed above, on December 6, 2024, we issued a Senior Note in the principal amount of $1,120,000 to Sabby Volatility and we received cash proceeds of $1,000,000. The principal amount of the Senior Note was the subscription amount multiplied by 1.12 which represented a 12% (or $120,000) original issuance discount. On December 6, 2024, the Senior Note was exchanged for 1,232 shares of the Company’s Series A Preferred Stock with a stated value of $1,232,000.

●	Upon the filing of a registration statement by us with the SEC relating to the resale by Sabby Volatility (and any affiliates) of all shares of our Common Stock beneficially owned by Sabby Volatility (and any affiliates) Sabby Volatility has agreed to purchase up to an aggregate of $560,000 in principal amount of the Senior Notes. Should the remaining Senior Notes in the aggregate of $560,000 of principal be issued, it will provide Sabby Volatility with rights upon a “Fundamental Transaction” (as defined in the Note Payable) such as assumption rights of the “Successor Entity” (as defined in the Senior Note). The Senior Note will also provide Sabby Volatility (and any affiliates) an exchange right upon the issuance of preferred stock, including the Series A Preferred Stock.

Each share of Series A Preferred Stock is convertible, at any time into shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock ($1,000), plus any accrued and unpaid dividends (whether declared or not declared), by the higher of $0.01 or 90% of the average volume-weighted average price (“VWAP”) of the five trading days immediately prior to the date the conversion notice is tendered by the holder.

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THE SERIES A PREFERRED STOCK PRIVATE OFFERING TRANSACTION

On April 4, 2025, we entered into a Securities Purchase Agreement with Sabby Volatility pursuant to which Sabby Volatility purchased 375 shares of Series A Preferred Stock for $325,000.

On April 15, 2025, we entered into a Securities Purchase Agreement with Sabby Volatility pursuant to which Sabby Volatility purchased 275 shares of Series A Preferred Stock for $275,000.

On April 4, 2025, we entered into a Registration Rights Agreement with Sabby Volatility pursuant to which we agreed to prepare and file with the SEC a registration statement covering the resale of all of the “Registrable Securities” (as defined in the agreement) that are not then registered on an effective registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. The shares purchased on April 15, 2025 were covered under the Registration Rights Agreement.

THE RENNOVA HEALTH EXCHANGE TRANSACTION

In connection with the acquisitions of Myrtle and RCHI by the Company, pursuant to the required consents for the transactions, RHI agreed to an exchange right whereby institutional investors owning RHI’s preferred stock may exchange up to $8,000,000 of stated value of preferred stock for a like amount of RHI’s investment in the Company’s Series A Preferred Stock. On February 3, 2025, each of Sabby Healthcare and Sabby Volatility exercised their exchange right in full by exchanging $8,000,000 of stated valued of Series O Preferred Stock of RHI for $8,000,000 of stated value of the Company’s Series A Preferred Stock.

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon conversions of the shares of Series A Preferred Stock. For additional information regarding the issuances of those shares of Common Stock and Series A Preferred Stock, see “The Senior Notes Transaction” and “The Series A Preferred Stock Private Offering Transaction” above. We are registering the Conversion Shares in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Senior Notes, the shares of Common Stock issuable upon the conversions of the Senior Notes, and the shares of Series A Preferred Stock, the Selling Stockholders have not had any material relationship with us within the past three years. The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholders, based on its ownership of the shares of common stock and Series A Preferred Stock, as of April 30, 2025, assuming conversions of the Series A Preferred Stock held by the Selling Stockholders on that date, without regard to any limitations on conversions. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. In accordance with the terms of a registration rights agreement with the Sabby Volatility, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Selling Stockholders in the “The Senior Notes Transaction” and “The Series A Preferred Stock Private Offering Transaction” described above and (ii) the maximum number of shares of Common Stock issuable upon conversions of the related shares of Series A Preferred Stock, determined as if the outstanding shares of Series A Preferred Stock were converted in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the conversions of the shares of Series A Preferred Stock. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus. Under the terms of the Certificate of Designation for the Series A Preferred Stock, a Selling Stockholder may not convert shares of Series A Preferred Stock to the extent such conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such conversion, excluding for purposes of such determination shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock which have not been converted. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering	Maximum Number of shares of Class A Common Stock to be Sold Pursuant to this Prospectus (1)	Number of shares of Class A Common Stock Owned After the Offering (1)
Sabby Volatility Warrant Master Fund, Ltd. (2)	0	4,000,000	-
Sabby Healthcare Master Fund, Ltd. (2)	0	4,000,000	-
Total	0	4,000,000	-

(1)	Assumes that the Selling Stockholders sell all of the Class A Common Stock being registered for resale. These amounts are based upon information available to the Company as of the date of this filing.

(2)	Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and Sabby Healthcare Master Fund, Ltd., and Hal Mintz, manager of Sabby Management, LLC, may be deemed to share voting and dispositive power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The shares of Series A Preferred Stock issued to Sabby Volatility Warrant Master Fund, Ltd and Sabby Healthcare Master Fund, Ltd. are subject to a 9.99% and 4.99%, respectively, beneficial ownership limitation, which limitations prohibit the selling stockholder from converting any portion of the shares of Series A Preferred Stock if, following such conversion, Sabby Volatility Warrant Master Fund, Ltd.’s and Sabby Healthcare Master Fund, Ltd.’s ownership of our shares of Common Stock would exceed the beneficial ownership limitation. The address of the Selling Stockholders is c/o Captiva (Cayman) Ltd, Governors Square, Bldg 4, 2nd Floor, 23 Lime Tree Bay Avenue, P.O. Box 32315, Grand Cayman KY1-1209, Cayman Islands.

DESCRIPTION OF SECURITIES OF THE COMPANY

The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Charter and Company Bylaws in their entirety for a complete description of the rights and preferences of our securities.

General

The authorized capital stock of the Company consists of 500,000,000 shares of Class A Common Stock (3,930,024 of which are outstanding) and 10,000,000 shares of preferred stock which consists of: 35,000 shares of Series A Preferred Stock (22,882 of which are outstanding), 7,500 shares of Series B Preferred Stock (3,307.50 of which are outstanding), 5,000 shares of Series C Preferred Stock (405 of which are outstanding), and 10,000 shares of Series D Preferred Stock (4,311.70 of which are outstanding).

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Class A Common Stock

Voting Rights

Holders of shares of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held on all matters submitted to a vote of stockholders.

The Company has not provided for cumulative voting for the election of directors in the Charter. Accordingly, holders of at least a majority of the voting power of then-outstanding shares of the Class A Common Stock entitled to vote in the election of directors, voting together as a single class, will be able to elect all of the Company directors.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of the Class A Common Stock are entitled to receive dividends out of funds legally available if the Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine. Stock dividends with respect to each class of our common stock may only be paid with shares of stock of the same class of common stock.

No Preemptive or Similar Rights

The Class A Common Stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon the Company’s liquidation, dissolution or winding-up, the assets legally available for distribution to the Company stockholders would be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Our Transfer Agent

The transfer agent for the Class A Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

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Anti-Takeover Provisions

The voting rights in the Series A Preferred Stock, Charter and the Company Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of the Company to first negotiate with the Board. We believe that the benefits of increased protection of the Company’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company because negotiation of these proposals could result in an improvement of their terms.

Certain Anti-Takeover Provisions of the Charter and the Company Bylaws

Certain provisions of the Charter prevent the Company from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of the Company’s assets with a market value of 10% or more of its aggregate market value of all of its assets or of all of its outstanding stock. However, the above provisions do not apply if:

●	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the initial business combination is approved by the Board and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, the Charter makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions of the Charter also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Charter and Company Bylaw Provisions

The Charter and the Company Bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of the Company management team or changes in the Board or the Company governance or policy, including the following:

Series A Preferred Stock

On October 16, 2024, the Company’s board of directors approved the designation of 35,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall have a stated value equal to $1,000 per share. Voting rights, which include voting as one class with the common stockholders and the holder shall be entitled to cast the number of votes determined by dividing the stated value per share by the higher of $0.01 or the VWAP of the trading day immediately before the record date for the vote. These existence of these issued shares of Series A Preferred Stock could discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

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Issuance of Undesignated Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of preferred stock enables the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum for Certain Lawsuits

The Charter requires, to the fullest extent permitted by law, that derivative actions brought in the Company’s name, actions against any current or former directors, officers, employees or stockholders of the Company for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. The Charter also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, (i) the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

Special Meeting of Stockholders

The Company Bylaws provide that special meetings of our stockholders may be called only by the chairman of the Board, or the President, or the Board pursuant to a resolution adopted by a majority of the board and may not be called by any other person.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Company Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at the Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14A-8 of the Exchange Act, proposals seeking inclusion in the Company’s annual proxy statement must comply with the notice periods contained therein. The Company Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before the Company’s annual meeting of stockholders or from making nominations for directors at the Company’s annual meeting of stockholders.

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Action by Written Consent

Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

Board of Directors

Directors elected at annual meetings of stockholders following the consummation of the Business Combination will be elected for terms expiring at the next annual meeting of stockholders or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, removal or the earlier termination of his or her term of office.

Our Charter and Company Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors. Any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by the affirmative vote of a majority of the Company’s directors then in office.

Listing of Securities

The Class A Common Stock is listed on the NYSE American under the symbol “FOXO.” The Public Warrants are quoted on the OTC Pink Marketplace under the symbol “FOXOW.”

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SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Class A Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Class A Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our Class A Common Stock then outstanding; or

●	the average weekly reported trading volume of our Class A Common Stock then during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, the Company is no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

Form S-8 Registration Statements

We have filed registration statements on Form S-8 under the Securities Act to register the shares of Class A Common Stock issued or issuable under our 2022 Plan and our 2020 Plan. These shares can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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RESTRICTIONS TO SELL

The shares of Class A Common Stock may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all shares of Common Stock being offered in this prospectus could result in a significant decline in the public trading price shares of Common Stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters will be passed upon for the Company by Business Legal Advisors, LLC, Draper, Utah (“BLA”). As of the date of this prospectus, BLA does not beneficially own any shares of Class A Common Stock of the Company. Although BLA is not under any obligation to accept shares of Class A Common Stock in payment for services, it may do so in the future.

EXPERTS

The financial statements of FOXO as of and for the year ended December 31, 2024 and 2023 included in this prospectus have been audited by Kreit & Chiu CPA LLP (“Kreit”), an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audit report covering the December 31, 2024 and 2023 financial statements contain an explanatory paragraph that states that FOXO’s recurring negative cash flows and losses from operations raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 12, 2023, the Audit Committee of the Board (the “Audit Committee”) approved the dismissal of KPMG as the Company’s independent registered public accounting firm. KPMG had served as the Company’s independent registered public accounting firm since September 20, 2022 through the period ended June 12, 2023, and as the independent registered public accounting firm of Legacy FOXO since November 8, 2021.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021, contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered continued negative cash flows and losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through June 12, 2023: (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such periods and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K). KPMG has been authorized by the Company to respond fully to the inquiries of EisnerAmper LLP (“EisnerAmper”), the successor accountant.

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The Company provided KPMG with a copy of the foregoing disclosure. A copy of KPMG’s letter dated June 15, 2023 to the SEC, stating that KPMG agrees with the foregoing disclosure, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on June 15, 2023.

Effective June 12, 2023, the Audit Committee approved the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

During the Company’s fiscal years ended December 31, 2022 and 2021, and through June 12, 2023, neither the Company nor anyone acting on its behalf consulted with EisnerAmper regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On January 3, 2024, we dismissed EisnerAmper as the Company’s independent registered public accounting firm. The dismissal was approved by the Company’s board of directors.

EisnerAmper was appointed as the Company’s independent registered public accounting firm effective June 12, 2023, replacing KPMG LLP, the Company’s then independent registered public accounting firm. During the time of EisnerAmper engagement as the Company’s independent public accounting firm, EisnerAmper never issued reports on the Company’s financial statements.

During the engagement period (June 12, 2023 to January 3, 2024), (i) the only procedures performed by EisnerAmper were the review of interim financial statements for the three and six months ended June 30, 2023, in accordance with the Public Company Accounting Oversight Board Auditing Standard 4105, which were included in the Form 10-Q as filed on August 10, 2023, and (ii) there were no disagreements between the Company and EisnerAmper, for the most recent fiscal year ended December 31, 2023 and any subsequent interim period through the Effective Date on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of EisnerAmper, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, EisnerAmper has not advised the Company that:

1)	information has come to the attention of EisnerAmper which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

2)	the scope of the audit should be expanded significantly, or information has come to the attention of EisnerAmper that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2023.

As EisnerAmper has not conducted an audit of the Company’s financial statements, EisnerAmper has not advised the Company on internal controls.

On December 29, 2023, the Company engaged Kreit to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2023. During the past two fiscal years ended December 31, 2022 and 2021, and from January 1, 2023 to December 29, 2023, the Company did not consult with Kreit regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to engage Kreit was approved and ratified by the Company’s board of directors on January 3, 2024.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities offered hereby, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

FOXO files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on FOXO at the SEC website containing reports, proxy statements and other information at www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We also maintain an Internet website at http://www.foxotechnologies.com. Through our website, we make available, free of charge, the following documents of FOXO as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special stockholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on and after the date of the initial filing of the registration statement of which this prospectus is a part prior to the effectiveness of the registration statement, (2) prior to the effectiveness of the registration statement of which this prospectus is a part, and (3) after the date of effectiveness of this prospectus until the offering of the underlying securities is terminated; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 2, 2025, January 17, 2025, January 17, 2025, January 27, 2025, March 5, 2025, March 18, 2025, April 4, 2025, and April 28, 2025;

●	The Company’s Definitive Proxy Statement filed with the SEC on January 6, 2025, and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: FOXO Technologies Inc., 477 South Rosemary Avenue, Suite 224, West Palm Beach, FL 33401. You may also access these documents on our website at foxotechnologies.com.

Information on our website, including subsections, pages, or other subdivisions of our website, or any website linked to by content on our website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

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Up to 4,000,000 Shares of Class A Common Stock Issuable Upon Conversions of Series A Cumulative Convertible Redeemable Preferred Stock

FOXO TECHNOLOGIES INC.

PROSPECTUS

May 6, 2025